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[LETTERHEAD]

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                                AMENDMENT NO. 3
                                      TO
                               CREDIT AGREEMENT

     Amendment No. 3, dated February 27, 1998, (the "AMENDMENT") to Credit Agreement, dated June 12, 1997 as amended prior to this date, (the "AGREEMENT") by and between WILLIS LEASE FINANCE CORPORATION, a California corporation ("WILLIS") and CORESTATES BANK, N.A., a national banking association ("CORE STATES BANK", "CORESTATES" or the "BANK"). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.


                     PRELIMINARY STATEMENT

     WHEREAS, by prior amendment, CoreStates Bank agreed to temporarily increase the Revolving Loan Commitment from $30,000,000 to $45,000,000;

     WHEREAS, Willis has requested that CoreStates Bank extend such increase in the Revolving Loan Commitment and make certain other modifications to the Agreement.

     WHEREAS, CoreStates Bank is willing to agree to such request on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:


     1. SECTION 1.1 OF THE AGREEMENT.

     (a) The following definitions are hereby inserted and shall read as follows:

     "BASE RATE" shall mean (i) the rate of interest for commercial loans established and publicly announced by CoreStates from time to time as its prime rate, or, if higher, (ii) the Federal


Amendment No. 3 to
Credit Agreement                      -1-                     February 27, 1998


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     Funds Rate plus 1/2 of 1% per annum.  Any change in such interest rate due to a change in the Base Rate shall be effective on the date of such change. Interest on Loans shall be computed on the basis of a year of 365 or 366 days, as applicable, if the Base Rate is equal to the prime rate of CoreStates. Interest on Loans shall be computed on the basis of a year of 360 days, for the actual days elapsed, if the Base Rate is equal to the Federal Funds Rate plus 1/2 of 1% per annum.

     "FEDERAL FUNDS RATE" shall mean the daily rate of interest announced from time to time by the Board of Governors of the Federal Reserve System in publication H. 15 as the "Federal Funds Rate," or if such publication is unavailable, such rate as is available to CoreStates on such day.

     (b) The following definition is hereby amended and restated in its entirety to read as follows:

     "DEFAULT RATE" on any Loan shall mean 2% per annum above the Base Rate.

     2. SECTION 2.1 OF THE AGREEMENT.

     (a) The first paragraph of Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

     "Subject to the terms and conditions herein set forth and in reliance upon the representations, warranties and covenants contained herein, CoreStates Bank agrees to make revolving credit loans ("REVOLVING CREDIT LOANS") to Willis upon receipt of loan requests therefor in amounts not to exceed at any time outstanding, in the aggregate, $45,000,000 through May 31, 1998 and $30,000,000 thereafter (such amount, as the same may be reduced pursuant to Section 2.7 hereof being hereinafter called the "REVOLVING LOAN COMMITMENT"). For purposes of determining the amount of Revolving Credit Loans outstanding, the Standby Letters of Credit issued pursuant to
     Section 2.2 hereof shall be deemed Revolving Credit Loans and shall be added to the Revolving Credit Loans outstanding to determine the aggregate Revolving Credit Loans outstanding. As provided below, Revolving Credit Loans may be requested by Willis, and made from time to time prior to the Revolver Termination Date. All Loans shall be made to Willis at the main office of the Bank, Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101."

     (b) The fourth paragraph of Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

     "Willis may have Revolving Credit Loans outstanding at any time and from time to time in an aggregate amount up to, but not exceeding $10,000,000 for the acquisition of Category B Equipment. Any item of Category B Equipment which is a Stage III jet engine shall be deducted from Category B Equipment and become part of Category A Equipment upon the physical removal of that engine from its airframe, provided that such Equipment otherwise qualifies as Category A Equipment."


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Credit Agreement                      -2-                     February 27, 1998


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     3. SECTION 2.5 OF THE AGREEMENT.  Section 2.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

     "Each Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full, at a rate per annum equal to the Base Rate minus 1/4 of 1%."

     4. REPRESENTATIONS AND WARRANTIES. Willis hereby restates the representations and warranties made in the Agreement, including but not limited to Article 3 thereof, on and as of the date hereof as if originally given on this date.

     5. COVENANTS. Willis hereby represents and warrants that it is in compliance and has complied with each and every covenant set forth in the Agreement, including but not limited to Articles 5 and 6 thereof, on and as of the date hereof.

     6. CORPORATE AUTHORIZATION AND DELIVERY OF DOCUMENTS. CoreStates shall have received copies, certified as of the date hereof, of all action taken by Willis and any other necessary Person to authorize this Amendment and such other papers as CoreStates shall require.

     7. AFFIRMATION. Willis hereby affirms its absolute and unconditional promise to pay to CoreStates Bank the Loans and all other amounts due under the Agreement and any other Loan Document on the maturity date(s) provided in the Agreement or any other Loan Document, as such documents may be amended hereby.

     8. EFFECT OF AMENDMENT. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

     9. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.



           [Signatures appear on the following page]




Amendment No. 3 to
Credit Agreement                      -3-                     February 27, 1998


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     IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their duly authorized representatives as of the date first above written.


                             WILLIS LEASE FINANCE CORPORATION



                             By   /s/ James D. McBride
                               ----------------------------
                             Name:  James D. McBride
                             Title: Chief Financial Officer



                             CORESTATES BANK, N.A.


                             By   /s/ Hugh W. Connelly
                               ----------------------------
                                  Hugh W. Connelly
                                  Vice President